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                                                                   EXHIBIT 10.10


                                CREDIT AGREEMENT

                          Dated as of October 29, 2002

                                      among

                             TELETECH HOLDINGS, INC.
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto


                         BANC OF AMERICA SECURITIES LLC

                    Sole Lead Arranger and Sole Book Manager

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                                TABLE OF CONTENTS

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
                                                                                                       PAGE
ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS...........................................................1

     1.01   Defined Terms.................................................................................1

     1.02   Other Interpretive Provisions................................................................18

     1.03   Accounting Terms.............................................................................18

     1.04   Rounding.....................................................................................19

     1.05   References to Agreements and Laws............................................................19

     1.06   Times of Day.................................................................................19

     1.07   Letter of Credit Amounts.....................................................................19

ARTICLE II     THE COMMITMENTS AND CREDIT EXTENSIONS.....................................................19

     2.01   Revolving Loans..............................................................................19

     2.02   Borrowings, Conversions and Continuations of Revolving Loans.................................19

     2.03   Letters of Credit............................................................................21

     2.04   Swing Line Loans.............................................................................28

     2.05   Prepayments..................................................................................31

     2.06   Termination or Reduction of Commitments......................................................31

     2.07   Repayment of Loans...........................................................................32

     2.08   Interest.....................................................................................32

     2.09   Fees.........................................................................................32

     2.10   Computation of Interest and Fees.............................................................33

     2.11   Evidence of Debt.............................................................................33

     2.12   Payments Generally...........................................................................34

     2.13   Sharing of Payments..........................................................................35

     2.14   Increase in Commitments......................................................................36

ARTICLE III    TAXES, YIELD PROTECTION AND ILLEGALITY....................................................36

     3.01   Taxes........................................................................................36

     3.02   Illegality...................................................................................37

     3.03   Inability to Determine Rates.................................................................38

     3.04   Increased Cost and Reduced Return; Capital Adequacy..........................................38

     3.05   Funding Losses...............................................................................39

     3.06   Matters Applicable to all Requests for Compensation..........................................39

     3.07   Survival.....................................................................................40

ARTICLE IV     CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.................................................40

     4.01   Conditions of Initial Credit Extension.......................................................40

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
     4.02   Conditions to all Credit Extensions..........................................................41

ARTICLE V      REPRESENTATIONS AND WARRANTIES............................................................42

     5.01   Existence, Qualification and Power...........................................................42

     5.02   Authorization; No Contravention..............................................................42

     5.03   Governmental Authorization; Other Consents...................................................42

     5.04   Binding Effect...............................................................................42

     5.05   Financial Statements; No Material Adverse Effect.............................................42

     5.06   Litigation...................................................................................43

     5.07   No Default...................................................................................43

     5.08   Ownership of Property; Liens.................................................................43

     5.09   Environmental Compliance.....................................................................43

     5.10   Insurance....................................................................................44

     5.11   Taxes........................................................................................44

     5.12   ERISA Compliance.............................................................................44

     5.13   Subsidiaries.................................................................................45

     5.14   Margin Regulations; Investment Company Act; Public Utility Holding Company Act...............45

     5.15   Disclosure...................................................................................45

     5.16   Compliance with Laws.........................................................................46

     5.17   Intellectual Property; Licenses, Etc.........................................................46

     5.18   Solvency.....................................................................................46

ARTICLE VI     AFFIRMATIVE COVENANTS.....................................................................46

     6.01   Financial Statements.........................................................................46

     6.02   Certificates; Other Information..............................................................47

     6.03   Notices......................................................................................48

     6.04   Payment of Obligations.......................................................................48

     6.05   Preservation of Existence, Etc...............................................................49

     6.06   Maintenance of Properties....................................................................49

     6.07   Maintenance of Insurance.....................................................................49

     6.08   Compliance with Laws.........................................................................49

     6.09   Books and Records............................................................................49

     6.10   Inspection Rights............................................................................49

     6.11   Use of Proceeds..............................................................................50

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
     6.12   Further Assurances...........................................................................50

ARTICLE VII    NEGATIVE COVENANTS........................................................................50

     7.01   Liens........................................................................................50

     7.02   Indebtedness.................................................................................51

     7.03   Dispositions of Accounts Receivable..........................................................53

     7.04   Fundamental Changes..........................................................................53

     7.05   Change in Nature of Business.................................................................53

     7.06   Transactions with Affiliates.................................................................53

     7.07   Use of Proceeds..............................................................................53

     7.08   Restrictive Agreements.......................................................................54

     7.09   Lease Obligations............................................................................54

     7.10   Financial Covenants..........................................................................54

     7.11   Prepayment of Indebtedness...................................................................55

     7.12   Liquidity....................................................................................55

ARTICLE VIII   EVENTS OF DEFAULT AND REMEDIES............................................................55

     8.01   Events of Default............................................................................55

     8.02   Remedies Upon Event of Default...............................................................57

ARTICLE IX     ADMINISTRATIVE AGENT......................................................................58

     9.01   Appointment and Authorization of Administrative Agent........................................58

     9.02   Delegation of Duties.........................................................................58

     9.03   Liability of Administrative Agent............................................................58

     9.04   Reliance by Administrative Agent.............................................................59

     9.05   Notice of Default............................................................................59

     9.06   Credit Decision; Disclosure of Information by Administrative Agent...........................60

     9.07   Indemnification of Administrative Agent......................................................60

     9.08   Administrative Agent in its Individual Capacity..............................................61

     9.09   Successor Administrative Agent...............................................................61

     9.10   Administrative Agent May File Proofs of Claim................................................62

     9.11   Guaranty Matters.............................................................................62

ARTICLE X      MISCELLANEOUS.............................................................................63

    10.01   Amendments, Etc..............................................................................63

    10.02   Notices and Other Communications; Facsimile Copies...........................................64

    10.03   No Waiver; Cumulative Remedies...............................................................65
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
    10.04   Attorney Costs, Expenses and Taxes...........................................................65

    10.05   Indemnification by the Borrower..............................................................65

    10.06   Payments Set Aside...........................................................................66

    10.07   Successors and Assigns.......................................................................66

    10.08   Confidentiality..............................................................................70

    10.09   Set-off......................................................................................71

    10.10   Interest Rate Limitation.....................................................................71

    10.11   Counterparts.................................................................................71

    10.12   Integration..................................................................................71

    10.13   Survival of Representations and Warranties...................................................72

    10.14   Severability.................................................................................72

    10.15   Tax Forms....................................................................................72

    10.16   Automatic Debits of Fees.....................................................................74

    10.17   Replacement of Lenders.......................................................................74

    10.18   Governing Law; Jurisdiction..................................................................74

    10.19   Waiver of Right to Trial by Jury.............................................................75

    10.20   ENTIRE AGREEMENT.............................................................................75

SIGNATURES..............................................................................................S-1

                                       iv
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SCHEDULES
1        Existing Letters of Credit
2.01     Commitments and Pro Rata Shares
5.05     Supplement to Interim Financial Statements
5.06     Litigation
5.09     Environmental Matters
5.13     Subsidiaries and Other Equity Investments
5.17     Intellectual Property Matters
7.01     Existing Liens
7.02     Existing Indebtedness
10.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
FORM OF
A        Revolving Loan Notice
B        Swing Line Loan Notice
C        Note
D        Compliance Certificate
E        Assignment and Assumption
F        Guaranty
G        Opinion
H        Increase Request
                                        v
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                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (this "AGREEMENT") is entered into as of October 29, 2002 among TELETECH HOLDINGS, INC., a Delaware corporation (the "BORROWER"), each lender from time to time party hereto (each a "LENDER" and collectively the "LENDERS") and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

     The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary); PROVIDED that the Company or a Subsidiary is the surviving entity.

     "ADJUSTED CONSOLIDATED EBITDAR" means, for any period, Consolidated EBITDAR for such period, determined as if (a) any Person that became a Subsidiary during such period was a Subsidiary on the first day of such period, (b) any Subsidiary that was disposed of during such period was disposed of on the first day of such period and (c) any Acquisition of any Person or disposition of all or substantially all of the assets of, or of any business or division of, any Person, during such period was consummated on the first day of such period.

     "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time specify to the Borrower and the Lenders.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire completed by a Lender in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to

                                        1
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exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED"
have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 20% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "AGGREGATE COMMITMENTS" means aggregate amount of the Commitments of all the Lenders.

     "AGREEMENT" - see the introductory paragraph.

     "APPLICABLE RATE" means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth below:

                                                            EURODOLLAR
                                                               RATE +
                                                           ------------
      PRICING                                                COMMITMENT     LETTERS OF      BASE
       LEVEL                 LEVERAGE RATIO                     FEE           CREDIT       RATE +
     ----------  ----------------------------------------  --------------  -------------  --------
         1                  LESS THAN 1.00:1                   0.200%         0.875%       0.000%
         2       GREATER THAN 1.00:1 but LESS THAN 2.00:1      0.250%         1.000%       0.000%
         3       GREATER THAN 2.00:1 but LESS THAN 2.50:1      0.300%         1.250%       0.000%
         4                GREATER THAN 2.50:1                  0.350%         1.500%       0.000%

Initially, the Applicable Rate shall be based on Pricing Level 3. The Applicable Rate shall be adjusted, to the extent applicable, 45 days (or in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Leverage Ratio as of the last day of such Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2002; PROVIDED that if the Borrower fails to deliver the financial statements required by SECTION 6.01(a) or (b), as applicable, and the related Compliance Certificate required by
SECTION 6.02(b) by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Pricing Level 4 shall apply until such financial statements are delivered.

     "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of EXHIBIT E.

     "ATTORNEY COSTS" means and includes all reasonable fees and charges of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

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     "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, including in each case the notes thereto.

     "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to SECTION 2.06 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to SECTION 8.02.

     "BANK OF AMERICA" means Bank of America, N.A. and its successors.

     "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.5% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE LOAN" means a Revolving Loan that bears interest based on the Base Rate.

     "BORROWER" - see the introductory paragraph.

     "BORROWING" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to SECTION 2.01.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "CASH COLLATERALIZE" - see SECTION 2.03(g).

     "CHANGE OF CONTROL" means an event or series of events by which:

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          (a)  any "person" or "group" as such terms are used in Sections 13(d)
     and 14(d) of the Securities Exchange Act of 1934 (excluding (i) any employee benefit plan of the Borrower or any Subsidiary, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) Kenneth D. Tuchman, his spouse, his lineal descendants, the spouses of his lineal descendants and limited liability companies, partnerships or trusts that are created for the benefit of and controlled by one or more individuals previously described in this CLAUSE (iii)) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than the greater of (x) the amount of common stock of the Borrower then owned by the Persons described in CLAUSE (iii) above and
     (y) 25% of the equity securities of the Borrower entitled to vote for members of the board of directors of the Borrower; or

          (b) during any period of 25 consecutive calendar months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of such board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to such board or equivalent governing body was approved by individuals referred to in CLAUSE (i) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body or (iii) whose election or nomination to such board or equivalent governing body was approved by individuals referred to in CLAUSES (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body (excluding, in the case of both CLAUSE (ii) and CLAUSE (iii), any individual whose initial nomination for, or assumption of office as, a member of such board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

     "CLOSING DATE" means the first date on which all conditions precedent in
SECTION 4.01 are satisfied or waived (or, in the case of SECTION 4.01(b), waived by the Person entitled to receive the applicable payment).

     "CODE" means the Internal Revenue Code of 1986.

     "COMMITMENT" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to SECTION 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

     "COMPUTATION PERIOD" means each period of four consecutive Fiscal Quarters of the Borrower ending on the last day of a Fiscal Quarter.

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     "CONSOLIDATED EBITDAR" means, for any period, Consolidated Net Income for such period PLUS (a) to the extent deducted in calculating such Consolidated Net Income, (i) Consolidated Interest Charges, (ii) all accrued taxes on or measured by income, (iii) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind, (iv) all charges to Consolidated Net Income resulting from the application of SFAS 142, (v) Rental Expense and (vi) interest payments made in respect of Synthetic Lease Obligations PLUS/MINUS (b) to the extent included in calculating such Consolidated Net Income, non-cash, non-recurring losses/gains resulting directly from or incurred directly as a consequence of the sale or closure of any operating facility by the Borrower or any Subsidiary.

     "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services which constitutes Indebtedness (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) Indebtedness with respect to Securitization Transactions, (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in CLAUSES (a) through (f) above of Persons other than the Borrower or any Subsidiary, and (h) all Indebtedness of the types referred to in CLAUSES (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

     "CONSOLIDATED INTEREST CHARGES" means, for any period, the sum, without duplication, of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of Rental Expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, all computed on a consolidated basis.

     "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Borrower for such period.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, the consolidated shareholders' equity of the Borrower on such date.

     "CONSOLIDATED TANGIBLE NET WORTH" means. as of any date of determination, Consolidated Net Worth on such date minus the Intangible Assets of the Borrower and its Subsidiaries.

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     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONTROL" - see the definition of "Affiliate."

     "CREDIT EXTENSION" means each of the following (a) the making of a Loan and
(b) an L/C Credit Extension.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time or both, would be an Event of Default.

     "DEFAULT RATE" means an interest rate per annum equal to (a) in the case of any Eurodollar Rate Loan, the interest rate otherwise applicable thereto plus 2% and (b) in the case of any other Obligation, the sum of (i) the Base Rate PLUS
(ii) the Applicable Rate for Base Rate Loans PLUS (iii) 2%; PROVIDED that the interest rate applicable to any Obligation shall not at any time exceed the highest rate permitted by applicable Law.

     "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "DOLLAR" and "$" mean lawful money of the United States.

     "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any political subdivision or any agency, department or instrumentality thereof.

     "DOMESTIC TANGIBLE ASSETS" means all assets of the Borrower and its Domestic Subsidiaries other than (a) Intangible Assets and (b) any asset that is subject to a Lien (other than any Lien for taxes not yet due or any Lien permitted under SECTION 7.01(a), (c) or (f)).

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     "EARNOUT" means an arrangement where the deferred purchase price of property is subject to the achievement of a certain level of revenues, net income or similar arrangement or of a particular business goal.

     "ELIGIBLE ASSIGNEE" - see SECTION 10.07(g).

     "ENVIRONMENTAL LAWS" means any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders and decrees and all permits, concessions, grants, franchises, licenses and restrictions issued by, and agreements with, a Governmental Authority relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries to the extent resulting from (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ENVIRONMENTAL PERMIT" - see SECTION 5.09.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means: (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period,

          (b) if the rate referenced in the preceding CLAUSE (a) is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding CLAUSES (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "EURODOLLAR RATE LOAN" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

     "EVENT OF DEFAULT" - see SECTION 8.01.

     "EXISTING CREDIT AGREEMENT" means the Amended and Restated Revolving Credit Agreement dated as of March 24, 2000 among the Borrower, Bank of America, as agent, and a syndicate of lenders.

     "EXISTING LETTERS OF CREDIT" means the letters of credit listed on
SCHEDULE 1.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "FEE LETTER" means the letter agreement dated September 12, 2002 among the Borrower, the Administrative Agent and the Arranger.

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     "FISCAL QUARTER" means a fiscal quarter of a Fiscal Year.

     "FISCAL YEAR" means any one-year period beginning on January 1 and ending on the following December 31.

     "FIXED CHARGE COVERAGE RATIO" means, for any Computation Period, the ratio of (a) Consolidated EBITDAR for such Computation Period to (b) the sum, without duplication, of (i) Consolidated Interest Charges for such Computation Period plus (ii) Rental Expense for such Computation Period plus (iii) the aggregate amount of scheduled payments of principal of Consolidated Funded Indebtedness made during such Computation Period.

     "FOREIGN LENDER" - see SECTION 10.15(a)(i).

     "FOREIGN SUBSIDIARY" means any Subsidiary other than a Domestic Subsidiary.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GRANTING LENDER" - see SECTION 10.07(h).

     "GUARANTORS" means, collectively, each Subsidiary that has executed a counterpart of the Guaranty.

     "GUARANTY" means a Guaranty substantially in the form of EXHIBIT F.

     "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HONOR DATE" - see SECTION 2.03(c)(i).

     "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business on ordinary terms);

          (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e)  obligations under capital leases and Synthetic Lease Obligations;

          (f)  obligations with respect to Securitization Transactions; and

          (g)  all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, (ii) the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date, (iii) the amount of Indebtedness arising in connection with any Earnout shall be the amount that, at the time of any determination of the amount of Indebtedness, is reasonably expected to be paid by the Borrower or any Subsidiary in connection therewith and (iv) the amount of Indebtedness arising in connection with any Securitization Transaction shall equal the lesser of (x) the aggregate investment or claim held at the relevant time by all purchasers, assignees or transferees of (or of interests in) or holders of obligations that are supported or secured by accounts receivable and other rights to payment in connection with such Securitization Transaction and (y) the maximum amount of recourse to the Borrower or any Subsidiary at the relevant time in connection with such Securitization Transaction.

     "INDEMNIFIED LIABILITIES" - see SECTION 10.05.

     "INDEMNITEES" - see SECTION 10.05.

     "INTANGIBLE ASSETS" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

     "INTEREST PAYMENT DATE" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, PROVIDED that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any other Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice; PROVIDED that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the following Business Day unless such following Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

     "IP RIGHTS" - see SECTION 5.17.

     "IRS" means the United States Internal Revenue Service.

     "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity, but excluding a Subsidiary) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person that is not substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or businesses substantially related or incidental thereto.

     "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

     "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof, or extension of the expiry date thereof or an increase in the amount thereof.

     "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

     "LETTER OF CREDIT" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

     "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in such form as shall at any time be in use by the L/C Issuer.

     "LETTER OF CREDIT EXPIRATION DATE" means the day that is 35 days prior to the last day of the scheduled Availability Period (or, if such day is not a Business Day, the next preceding Business Day).

     "LETTER OF CREDIT SUBLIMIT" means the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "LEVERAGE RATIO" means, as of the last day of any Computation Period, the ratio of (a) Total Debt as of such date to (b) Adjusted Consolidated EBITDAR for such Computation Period.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing, but excluding the interest of a lessor under an operating lease).

     "LOAN" means an extension of credit by a Lender to the Borrower under
ARTICLE II in the form of a Revolving Loan or a Swing Line Loan.

     "LOAN DOCUMENTS" means this Agreement, each Note, the Fee Letter and the Guaranty.

     "LOAN PARTIES" means, collectively, the Borrower and the Guarantors.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "MATURITY DATE" means (a) December 28, 2006 or (b) such earlier date upon which all Loans and other Obligations become due in accordance with the terms hereof.

     "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make, or during the preceding five plan years has made or been obligated to make, contributions.

     "NOTE" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of EXHIBIT C.

     "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction),
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "OTHER TAXES" - see SECTION 3.01(b).

     "OUTSTANDING AMOUNT" means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and payments occurring on such date and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other change in the aggregate amount of the L/C Obligations as of such date, including as a result of reimbursement of any outstanding unpaid drawing under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

     "PARTICIPANT" - see SECTION 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "PERMITTED ACQUISITION" means an Acquisition that meets each of the following requirements: (a) the Person to be acquired is, or the assets to be acquired are for use, in the same, a similar or a complementary line of business as the Company and its Subsidiaries, (b) in the case of the Acquisition of a Person, such Acquisition has been approved by the board of directors or similar governing body and, if applicable, the shareholders of the Person to be acquired, (c) the Company is and will be in pro forma compliance with each of the financial covenants contained in SECTION 7.10 before and after giving effect to such Acquisition and (d) no Default shall exist at the time of, or shall result from, such Acquisition.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "PRO RATA SHARE" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; PROVIDED that if the Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on SCHEDULE
2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "REGISTER" - see SECTION 10.07(c).

     "RENTAL EXPENSE" means, for any period, the sum of the aggregate payments by the Borrower and its Subsidiaries on a consolidated basis under noncancellable agreements to rent or lease any real or personal property (exclusive of (a) obligations under capital leases, (b) Synthetic Lease Obligations and (c) agreements to rent or lease real or personal property which are cancelable at the option of the lessee without penalty within a three-month period), all as determined in accordance with GAAP.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitments have been terminated, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); PROVIDED that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the controller, the treasurer or any assistant treasurer of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "REVOLVING LOAN" - see SECTION 2.01.

     "REVOLVING LOAN NOTICE" means a notice of (a) a borrowing of Revolving Loans, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to SECTION 2.02(a), which, if in writing, shall be substantially in the form of EXHIBIT A.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "SECURITIZATION TRANSACTION" means any sale, assignment or other transfer by the Borrower or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Borrower or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranty or other property or claim in favor of the Borrower or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivable.

     "SENIOR DOMESTIC DEBT" means all Indebtedness (including the Obligations) of the Borrower and its Domestic Subsidiaries, other than Indebtedness that is expressly subordinated to the Obligations.

     "SENIOR NOTE AGREEMENT" means the Note Purchase Agreement dated as of October 1, 2001 between the Borrower and the purchasers named therein.

     "SENIOR NOTES" means the notes issued by the Borrower from time to time pursuant to the Senior Note Agreement.

     "SFAS 142" means Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

     "SPC" - see SECTION 10.07(h).

     "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of members of the board of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transaction or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master

Agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in CLAUSE (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "SWING LINE LOAN" - see SECTION 2.04(a).

     "SWING LINE LOAN NOTICE" means a notice of a Swing Line Loan pursuant to
SECTION 2.04(b), which, if in writing, shall be substantially in the form of EXHIBIT B.

     "SWING LINE SUBLIMIT" means lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "TAXES" - see SECTION 3.01(a).

     "THRESHOLD AMOUNT" means $7,500,000.

     "TOTAL DEBT" means at any time the sum, without duplication, of (a) Consolidated Funded Indebtedness plus (b) five times the Rental Expense for the most recently ended Computation Period.

     "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "TYPE" means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

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     "UNITED STATES" and "U.S." mean the United States of America.

     "UNREIMBURSED AMOUNT" - see SECTION 2.03(c)(i).

     1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)       (i)    The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (iii) The term "INCLUDING" is by way of example and not limitation.

               (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "through" means "TO AND INCLUDING."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis in a manner consistent with that used in preparing the Audited Financial Statements, EXCEPT as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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     (c)       If the definition of "Consolidated EBITDA" in the Senior Note
Agreement is amended to account for changes in the treatment of employee stock options, then (to the extent the amendment relates to non-cash items) the definition of Consolidated EBITDAR in SECTION 1.01 shall be amended to be consistent with such amended definition of "Consolidated EBITDA" with respect to the treatment of such options.

     1.04 ROUNDING. Any financial ratio required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

     1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Dollars (each such loan a "REVOLVING LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; PROVIDED that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Swing Line Loans shall not exceed the amount of such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this
SECTION 2.01, prepay under SECTION 2.05 and reborrow under this SECTION 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans.

     2.02      BORROWINGS, CONVERSIONS AND CONTINUATIONS OF REVOLVING LOANS.

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     (a)       Each Borrowing, each conversion of Revolving Loans from one Type to the other and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any borrowing of, conversion of or to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a higher integral multiple of $1,000,000. Except as provided in SECTIONS 2.03(c) and 2.04(c), each borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or continued or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a borrowing of, conversion to or continuation of Eurodollar Rate Loans in a Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding clause. In the case of a Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. So long as the Administrative Agent has not received notice that the applicable conditions set forth in ARTICLE IV have not been satisfied, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

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     (d)       The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. Each determination of an applicable Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to any borrowing, conversion or continuation of Revolving Loans, there shall not be more than six Interest Periods in effect.

     2.03      LETTERS OF CREDIT.

     (a)       THE LETTER OF CREDIT COMMITMENT.

               (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower (or jointly for the account of the Borrower and any Subsidiary), and to amend Letters of Credit previously issued by it, in accordance with CLAUSE
     (b) below, and (2) to honor drafts under Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED that the L/C Issuer shall not be obligated to make, and no Lender shall be obligated to participate in, any L/C Credit Extension if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Swing Line Loans would exceed the amount of such Lender's Commitment or
     (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and, from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof.

               (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                      (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for

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

               which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                      (B) subject to SECTION 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last extension thereof, unless the L/C Issuer has approved such expiry date;

                      (C) the expiry date of such requested Letter of Credit would occur after the scheduled Letter of Credit Expiration Date, unless all Lenders have approved such expiry date;

                      (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                      (E) such Letter of Credit is in an initial amount less than $100,000 or is to be denominated in a currency other than Dollars; or

                      (F) such Letter of Credit is otherwise not in form and substance acceptable to the L/C Issuer.

     (b) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (c) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-RENEWAL LETTERS OF CREDIT.

               (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for the initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
     (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer
     (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day);

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     (3) the nature of the proposed amendment; and (4) such other matters as the
     L/C Issuer may require.

               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into such amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Letter of Credit.

               (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); PROVIDED that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; PROVIDED that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of SECTION 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is three Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in SECTION
     4.02 is not then satisfied.

               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (d)       DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

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               (i)    Upon receipt from the beneficiary of any Letter of Credit
     of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of its receipt of such notice and the amount of the requested drawing. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.03(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to SECTION 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in SECTION 4.02 (other than the delivery of a Request for Credit Extension, which condition need not be satisfied) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.03.

               (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this SECTION 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

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               (v)    Each Lender's obligation to make Revolving Loans or L/C
     Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED that each Lender's obligation to make Revolving Loans pursuant to this SECTION 2.03(c) is subject to the conditions set forth in SECTION 4.02 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
     SECTION 2.03(c) by the time specified in SECTION 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this CLAUSE (vi) shall be conclusive absent manifest error.

     (e)       REPAYMENT OF PARTICIPATIONS.

               (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

               (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(c)(i) is required to be returned under any of the circumstances described in SECTION 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (f) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

               (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (g) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificate or document expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement, whether before or after any drawing by such beneficiary or transferee. None of the L/C Issuer, any Agent-Related Person or any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in CLAUSES (i) through (v) of
SECTION 2.03(e); PROVIDED that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (h) CASH COLLATERAL. Upon the request of the Administrative Agent if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the Letter of Credit Expiration Date). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (i) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (j) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate TIMES the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); PROVIDED that, upon request of the Required Lenders while any Event of Default exists, the rate per annum for Letter of Credit fees shall be increased by 2%. Such letter of credit fee shall be computed on a quarterly basis in arrears and shall be due and payable (i) on the first Business Day after the end of each March, June, September and December and (ii) on the Maturity Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (k) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit on the date of issuance of such Letter of Credit in an amount equal to 0.125% of the maximum amount available to be drawn under such Letter of Credit. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees, costs and charges shall be due and payable on demand and are nonrefundable.

     (l) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.04      SWING LINE LOANS.

     (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion, make loans (each a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans plus the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; PROVIDED that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Swing Line Loans shall not exceed the amount of such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this
SECTION 2.04, prepay under SECTION 2.05 and reborrow under this SECTION 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Swing Line Loan.

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

     (b) BORROWING PROCEDURES. Each Swing Line Loan shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and a higher integral multiple thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Loan (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.04(a) or (B) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

     (c)       REFINANCING OF SWING LINE LOANS.

               (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent (but failure to do so shall not impair the effectiveness of such notice or impose any liability on the Swing Line Lender). Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Revolving Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Revolving Loan Notice, whereupon, subject to SECTION 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

               (ii) If for any reason any Swing Line Loan cannot be refinanced by a Borrowing in accordance with SECTION 2.04(c)(i), the request for Base Rate Loans

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

     submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to SECTION 2.04(c)(i) shall be deemed payment in respect of such participation.

               (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amount owing under this CLAUSE
     (iii) shall be conclusive absent manifest error.

               (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this
     SECTION 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED that each Lender's obligation to make Revolving Loans pursuant to this SECTION 2.04(c) is subject to the conditions set forth in
     SECTION 4.02. No such funding of participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d)       REPAYMENT OF PARTICIPATIONS.

               (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was funded) in the same funds as those received by the Swing Line Lender.

               (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in SECTION 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

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

     (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or participation pursuant to this SECTION 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.05      PREPAYMENTS.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time and from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a higher integral multiple of $1,000,000 (or the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000 (or the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of the applicable prepayment. If such a notice is given by the Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amount required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment and
(ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitment or from time to time permanently reduce the Aggregate Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any partial reduction shall be in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000 and (iii) the Borrower may not reduce the Aggregate Commitments to an amount less than the Total Outstandings. The Administrative Agent will promptly notify the Lenders of its receipt of any notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to

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

the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.07 REPAYMENT OF LOANS. The Borrower shall repay all outstanding Loans on the Maturity Date.

     2.08      INTEREST.

     (a) Subject to the provisions of CLAUSE (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period therefor at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate from time to time in effect PLUS the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate from time to time in effect PLUS the Applicable Rate (or such other rate as the Swing Line Lender and the Borrower shall agree).

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration or otherwise, such amount shall (to the extent permitted by applicable Law) thereafter bear interest at the Default Rate from time to time in effect. Furthermore, upon request of the Required Lenders while any Event of Default exists, all outstanding Obligations shall (to the extent permitted by applicable Law) bear interest at the Default Rate from time to time in effect. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09      FEES.  In addition to certain fees described in CLAUSES (i) and
(j) of SECTION 2.03:

     (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate TIMES the actual daily amount by which the Aggregate Commitments exceed the sum of the Outstanding Amount of Revolving Loans and the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met and shall be due and payable on the last Business Day of each March, June, September and December and on the Maturity Date (and, if applicable, thereafter on demand). The commitment fee shall be calculated quarterly in arrears and, if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b)       OTHER FEES.

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

               (i) The Borrower shall pay to the Arranger and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.

               (ii) The Borrower shall pay to the Administrative Agent, for the account of each Lender, an upfront fee on the Closing Date in the amount previously agreed to by such Lender. Upfront fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(a), bear interest for one day.

     2.11      EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b)       In addition to the accounts and records referred to in CLAUSE
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

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

     2.12      PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by the Administrative Agent. Any payment received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

               (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

               (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the

     Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this CLAUSE (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to such Loan set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase any participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Revolving Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans or such participations, as the case may be, pro rata with each of them; PROVIDED that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in SECTION 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of

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participations purchased under this Section and will in each case notify the
Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.14      INCREASE IN COMMITMENTS.

     (a) The Borrower may, from time to time on or prior to December 28, 2005 so long as no Default exists, by means of a letter delivered to the Administrative Agent substantially in the form of EXHIBIT H, request that the Aggregate Commitments be increased by up to $50,000,000 in the aggregate; PROVIDED that any such increase in the Aggregate Commitment shall be in an integral multiple of $5,000,000.

     (b) Any increase in the Aggregate Commitments may be effected by (i) increasing the Commitment of one or more Lenders that have agreed to such increase and/or (ii) subject to CLAUSE (c), adding one or more commercial banks or other Persons acceptable to the Administrative Agent as a party hereto (each an "ADDITIONAL LENDER") with a Commitment in an amount (which shall not be less than $5,000,000) agreed to by any such Additional Lender.

     (c)       Any increase in the Aggregate Commitments pursuant to this
SECTION 2.14 shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Borrower and, as applicable, each Lender that has agreed to increase its Commitment and each Additional Lender) after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of ANNEX 1 to EXHIBIT H.

     (d) No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which consents shall not be unreasonably withheld).

     (e) The Administrative Agent shall promptly notify the Borrower and the Lenders of any increase in the amount of the Aggregate Commitments pursuant to this SECTION 2.14 and of the Commitment and Pro Rata Share of each Lender after giving effect thereto. The Borrower acknowledges that, in order to maintain Revolving Loans in accordance with each Lender's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata increase in the Aggregate Commitments may require prepayment or conversion of all or portions of certain Revolving Loans on the date of such increase (and any such prepayment or conversion shall be subject to the provisions of SECTION 3.05).

     (f) This Section shall supersede any provision in SECTION 10.01 to the contrary.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01      TAXES.

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

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities, "TAXES"). If the Borrower shall be required by any Law to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deduction been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (all of the foregoing, "OTHER TAXES").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under SECTION 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this CLAUSE (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the

Borrower and the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert each Eurodollar Rate Loan of such Lender to a Base Rate Loan, either on the last day of the Interest Period therefor or on such earlier date on which such Lender may no longer lawfully continue to maintain such Eurodollar Rate Loan. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Thereafter, for so long as such circumstances continue, all Loans which would otherwise be made or maintained by such Lender as Eurodollar Rate Loans shall be Base Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for any notice described above and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04      INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this CLAUSE (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the jurisdiction under the laws of which such Lender is organized or in which such Lender has its Lending Office and (iii) reserve requirements contemplated by SECTION 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of, or any change in or in the interpretation of, or compliance by such Lender (or its Lending Office) with, any Law regarding capital adequacy has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's or such corporation's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Borrower shall pay to each Lender, with respect to any period during which such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, PROVIDED the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of a Eurodollar Rate Loan on a day other than the last day of an Interest Period for such Loan (whether voluntary, mandatory, by reason of acceleration or otherwise); or

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to borrow, continue or convert any Loan into a Eurodollar Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan or from fees payable to terminate any deposit from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by such Lender at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. (a) A certificate of the Administrative Agent or any Lender claiming compensation under this ARTICLE III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or any Lender may use any reasonable averaging and attribution methods.

     (b)       Upon any Lender's making a claim for compensation pursuant to
SECTION 3.01 or 3.04, the Borrower may replace such Lender in accordance with
SECTION 10.17.

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

     3.07 SURVIVAL. All of the Borrower's obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

               (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

               (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

               (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

               (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and validly existing in the jurisdiction of its organization or formation;

               (v) a favorable opinion of Hogan & Hartson L.L.P., counsel to the Loan Parties, substantially in the form of EXHIBIT G;

               (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party (and such consents, licenses and approvals shall be in full force and effect) or (B) stating that no such consents, licenses or approvals are so required;

               (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

               (viii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated; and

               (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) The Borrower shall have paid to the Administrative Agent, the Arranger or any Lender all fees required to be paid on or before the Closing Date.

     (c) The Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d)       The Closing Date shall have occurred before November 15, 2002.

     4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) Each representation and warranty of the Borrower and each other Loan Party contained in ARTICLE V or any other Loan Document, or which is contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of the requested Credit Extension, except to the extent that such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct as of such earlier date.

     (b) No Default shall exist or would result from the requested Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (d) After giving effect to such Credit Extension and the use of the proceeds thereof, the aggregate net book value of Domestic Tangible Assets shall equal at least 125% of the aggregate outstanding principal amount of Senior Domestic Debt.

     Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to, or a continuation of, Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(a),
(b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

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                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01 EXISTENCE, QUALIFICATION AND POWER. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business substantially as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except, in the case of this CLAUSE (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary organizational action on the part of such Person and do not and will not: (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or result in or require the creation or imposition of any Lien under, (i) any Contractual Obligation to which such Person is a party or
(ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

     5.05      FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

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     (b)       The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated June 30, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Quarter ended on that date, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments. Except as set forth on SCHEDULE 5.05, such financial statements set forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.06 LITIGATION. Except as specifically disclosed in SCHEDULE 5.06, there is no action, suit, proceeding, claim or dispute pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary or against any of their properties or revenues (a) that purports to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as to which (either individually or in the aggregate) there exists a reasonable likelihood of an adverse determination and, if so determined, could reasonably be expected to have a Material Adverse Effect.

     5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by SECTION 7.01.

     5.09      ENVIRONMENTAL COMPLIANCE.

     (a) Except as specifically disclosed in SCHEDULE 5.09, the on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such noncompliance which would not (if enforced in accordance with applicable law) result in aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) in excess of the Threshold Amount.

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     (b)       Except as specifically disclosed in SCHEDULE 5.09, the Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations ("ENVIRONMENTAL PERMITS"), all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

     (c) Except as specifically disclosed in SCHEDULE 5.09, none of the Borrower, any of its Subsidiaries or any of their respective present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to (i) any judicial or docketed administrative proceeding respecting any Environmental Law, Environmental Claim or Hazardous Material or (ii) any claim, proceeding or written notice from any Person regarding any Environmental Liability.

     (d) Except as specifically disclosed in SCHEDULE 5.09, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Borrower or any Subsidiary, or arising from operations prior to the Closing Date, of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to aggregate Environmental Liabilities (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) for all such conditions, circumstances and properties in excess of the Threshold Amount. In addition, to the Borrower's knowledge, (i) neither the Borrower nor any Subsidiary owns or operates underground storage tanks that (x) are not properly registered or permitted under applicable Environmental Laws or (y) are leaking or disposing of Hazardous Materials offsite which, in any such case, could reasonably be expected to have a Material Adverse Effect, and (ii) the Borrower and its Subsidiaries have met all material notification requirements under all Environmental Laws.

     5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

     5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.12      ERISA COMPLIANCE.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There is no pending or, to the knowledge of the Borrower, threatened claim, action or lawsuit, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability); and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     5.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in PART (a) of SCHEDULE
5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in PART (b) of SCHEDULE 5.13.

     5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the FRB) or extending credit for the purpose of purchasing or carrying margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.15 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the

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transactions contemplated hereby or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate with all other such failures, could not reasonably be expected to have a Material Adverse Effect.

     5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.18      SOLVENCY.  The Borrower and each of its Subsidiaries are solvent.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of SECTIONS 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

     6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event not later than the earlier of (i) five days after the filing thereof with the SEC and (ii) 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion

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shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) as soon as available, but in any event not later than the earlier of (i) five days after the filing thereof with the SEC and (ii) 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to SECTION 6.02(d), the Borrower shall not be separately required to furnish such information under CLAUSE (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in CLAUSES (a) and (b) above at the times specified therein.

     6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) concurrently with the delivery of the financial statements referred to in SECTION 6.01(a), a budget for the next succeeding Fiscal Year;

     (d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (e) promptly after any request by the Administrative Agent or any Lender acting through the Administrative Agent (but in any event not more than once during any Fiscal Quarter), a report from a Responsible Officer of the Borrower listing each Foreign Subsidiary of the Borrower and the assets and revenues of such Foreign Subsidiary as a percentage of the

                                       47
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consolidated assets and consolidated revenues, respectively, of the Borrower and its consolidated Subsidiaries as of a recent date;

     (f) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     6.03      NOTICES. Promptly notify the Administrative Agent and each
Lender:

     (a)       of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (to the extent applicable) (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Law;

     (c)       of the occurrence of any ERISA Event; and

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 PAYMENT OF OBLIGATIONS. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property that would not be permitted under SECTION 7.01 and (c) all Indebtedness (unless such Indebtedness is being contested in good faith and, if necessary, by appropriate proceeds), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

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     6.05      PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
SECTION 7.03 or 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 MAINTENANCE OF INSURANCE. Maintain, with financially sound and reputable insurance companies which are not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; PROVIDED that the Borrower may self-insure against liabilities in respect of medical and workers' compensation coverage.

     6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws (including ERISA and Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Upon the written request of the Administrative Agent or any Lender (acting through the Administrative Agent), the Borrower shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to SECTION 6.03(b) that could, individually or in the aggregate, result in liability in excess of the Threshold Amount.

     6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries sufficient to prepare financial statements in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

     6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time during normal business hours and without advance notice; and PROVIDED, FURTHER, that the Borrower shall not be required to pay costs and expenses relating to any such inspection or examination unless incurred during the existence of an Event of Default.

     6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for the repayment of the Borrower's obligations under the Existing Credit Agreement, for working capital, for capital expenditures, for the repayment of outstanding Indebtedness (including Synthetic Lease Obligations), for the consummation of Permitted Acquisitions and for other general corporate purposes not in contravention of any Law or of any Loan Document.

     6.12 FURTHER ASSURANCES. Take such actions as are necessary, or as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request from time to time, to ensure that the obligations of the Borrower hereunder and under the other Loan Documents are guaranteed at all times by Domestic Subsidiaries that, together with the Borrower, collectively (a) own assets which account for 95% or more of the consolidated assets of the Borrower and its Domestic Subsidiaries and (b) generate revenues which account for 95% or more of the consolidated revenues of the Borrower and its Domestic Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters, excluding from such calculations the assets and revenues of any Domestic Subsidiary that is a party to an agreement that restricts the ability of such Domestic Subsidiary to guarantee such obligations, so long as such agreement is not prohibited by SECTION 7.08.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor (to the extent applicable) shall it permit any Domestic Subsidiary (or, in the case of SECTIONS
7.04 through 7.08 and 7.11, any Subsidiary) to:

     7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a)       Liens pursuant to any Loan Document;

     (b) Liens for taxes, fees, assessments or other governmental charges that are not yet due or remain payable without penalty which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

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     (d)       pledges or deposits in the ordinary course of business in
connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (e) deposits or other Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business, PROVIDED that all such Liens in the aggregate could not (even if enforced) reasonably be expected to result in a Material Adverse Effect;

     (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (g) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (h) Liens on assets of corporations that become Subsidiaries after the Closing Date, PROVIDED that such Liens existed at the time such corporations became Subsidiaries and were not created in anticipation thereof and do not extend to any assets other than those of the corporation that becomes a Subsidiary;

     (i) Liens securing Synthetic Lease Obligations existing on the date hereof relating to the Borrower's chief executive office;

     (j) Liens arising in connection with any Securitization Transaction permitted under SECTION 7.02(e), provided that a customary "true sale" opinion has been delivered in connection with such Securitization Transaction;

     (k)       Liens securing Indebtedness permitted by SECTION 7.02(f); and

     (l) other Liens securing obligations of the Borrower and its Domestic Subsidiaries in an aggregate principal amount not exceeding at any time outstanding 10% of Consolidated Tangible Net Worth.

     Notwithstanding the foregoing, the Borrower shall not, and shall not permit any Domestic Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its accounts receivable, other than Liens arising in connection with Securitization Transactions permitted hereunder.

     7.02 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a)       Indebtedness under the Loan Documents;

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     (b)       Indebtedness outstanding on the date hereof and listed on
SCHEDULE 7.02 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

     (c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, PROVIDED that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) Indebtedness arising in connection with Securitization Transactions if the related sales of accounts receivable are permitted by
SECTION 7.03;

     (f) Indebtedness incurred in connection with the refinancing of the Borrower's chief executive office (provided that the financial covenants and events of default (and related definitions) governing such Indebtedness are no more restrictive than the financial covenants and Events of Default (and related definitions) hereunder), and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension above the amount of Indebtedness permitted pursuant to SECTION 7.01(i) except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing; and

     (g) other Indebtedness of the Borrower and its Domestic Subsidiaries in an aggregate principal amount not to exceed 25% of the net book value of Domestic Tangible Assets at any time outstanding, PROVIDED that (i) the financial covenants and events of default (and related definitions) governing such Indebtedness are no more restrictive than the financial covenants and Events of Default (and related definitions) hereunder and (ii) no Default exists at the time of, or would result from, the incurrence of such Indebtedness.

Without limitation of the foregoing, Indebtedness in connection with Earnouts shall only be permitted if such Indebtedness is expressly subordinated in right of payment to the Obligations pursuant to documentation satisfactory to the Administrative Agent, it being understood that such documentation may permit the Borrower and its Domestic Subsidiaries to make regularly scheduled payments of principal and interest in connection with such Indebtedness so long as no Default exists at the time of any such payment.

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     7.03      DISPOSITIONS OF ACCOUNTS RECEIVABLE. Dispose of any account receivable, other than Dispositions pursuant to Securitization Transactions so long as the aggregate net book value of accounts receivable subject to such Securitization Transactions does not exceed in aggregate amount at any time outstanding the greater of (a) $35,000,000 or (b) 20% of the net book value of accounts receivable of the Borrower and its Domestic Subsidiaries.

     7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Borrower, PROVIDED that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, PROVIDED that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

     (b) any Subsidiary may merge with any Person in order to effect a Permitted Acquisition or a Joint Venture expressly permitted hereunder;

     (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; PROVIDED that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary;

     (d) the Borrower may dispose of the Borrower's chief executive office in connection with the refinancing of such chief executive office permitted by
SECTION 7.02(f);

     (e) the Borrower or any Subsidiary may dispose of any operating facility in the ordinary course of business; and

     (f) the Borrower or any Subsidiary may dispose of accounts receivable to the extent permitted by SECTION 7.03.

     7.05 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. Without limiting the foregoing, the Borrower and its Subsidiaries may not enter into joint ventures or similar business arrangements other than Joint Ventures.

     7.06 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on terms that are no less favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

     7.07 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the

                                       53
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purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) to make a voluntary prepayment of Indebtedness under the Senior Note Agreement or any Senior Note.

     7.08 RESTRICTIVE AGREEMENTS. Enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Subsidiary to (a) pay dividends or make other distributions (i) on its capital stock or (ii) with respect to any other interest or participation in, or measured by, its profits, (b) make loans or advances to the Borrower or any other Subsidiary, (c) repay loans or advances from the Borrower or any other Subsidiary, (d) guarantee, or grant Liens on any of its assets (other than assets subject to Permitted Liens and as to which the Borrower or such Subsidiary has agreed not to extend a second Lien) in favor of the Administrative Agent or any Lender to secure, the Obligations or (e) transfer any of its properties or assets to the Borrower or any other Subsidiary; PROVIDED that (i) any such agreement or arrangement to which any Subsidiary which is the subject of a Permitted Acquisition is a party at the time of such Permitted Acquisition may remain in effect for a period of 60 days following the consummation of such Permitted Acquisition and (ii) this SECTION
7.08 shall not apply to the Operating Agreement for Percepta, LLC (f/k/a Ford Tel II, LLC) dated as of February 24, 2000 by and among Ford Motor Company and the Borrower, as in effect on the date hereof and as hereafter amended (so long as no such amendment materially and adversely affects the interests of the Lenders hereunder).

     7.09 LEASE OBLIGATIONS. Create or suffer to exist any obligation for the payment of rent for any property under lease or agreement to lease, except for:

     (a) leases in existence on the Closing Date and any renewal, extension or refinancing thereof;

     (b) operating leases entered into after the Closing Date in the ordinary course of business; and

     (c) capital leases entered into after the Closing Date to finance the acquisition of equipment or real property.

     7.10      FINANCIAL COVENANTS.

     (a) MINIMUM CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the sum of (a) $276,000,000 and (b) an amount equal to 50% of the Consolidated Net Income earned in each full Fiscal Quarter ending after June 30, 2002 (with no deduction for a net loss in any such Fiscal Quarter).

     (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than 2.50 to 1.0.

     (c) MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio as of the last day of any Computation Period to be greater than 3.00 to 1.0.

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     (d)       MAXIMUM CAPITAL EXPENDITURES; ACQUISITIONS. Permit the sum of (i)
Capital Expenditures and (ii) consideration paid in connection with Acquisitions (including assumed Indebtedness but excluding consideration paid in common stock of the Borrower) to exceed $200,000,000 in the aggregate during any Fiscal Year.

     7.11 PREPAYMENT OF INDEBTEDNESS. Make any voluntary prepayment of Indebtedness (other than the Obligations) if the Leverage Ratio is greater than
2.75 to 1.0 at the time of (but without giving effect to) such prepayment.

     7.12 LIQUIDITY. If the Leverage Ratio as of the last day of any Fiscal Quarter (the "Test Quarter") is greater than 2.75 to 1.0, permit, as of the last day of the immediately following Fiscal Quarter (the "Following Quarter"), the amount of cash (exclusive of the net increase (if any) in the aggregate principal amount of outstanding Loans from the last day of the Test Quarter through the last day of the Following Quarter) of the Borrower and its Subsidiaries on deposit in accounts that are not subject to the Liens of any Person (other than Liens of the depository institution for charges associated with such accounts and for repayment of dishonored items deposited to such accounts) to be less than $40,000,000 (unless the Leverage Ratio as of the last day of the Following Quarter is equal to or less than 2.75 to 1).

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

     (a)       NON-PAYMENT. The Borrower or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) SPECIFIC COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.01, 6.02, 6.03 or
ARTICLE VII; or

     (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement contained in any Loan Document on its part to be performed or observed (other than any failure that would constitute an Event of Default under one of the other provisions of this SECTION 8.01) and such failure continues for 20 Business Days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

     (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

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     (e)       CROSS-DEFAULT. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Senior Notes or any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f) INSOLVENCY PROCEEDINGS, ETC. The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) JUDGMENTS. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such

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judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (j) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (other than with respect to any Loan Party as the result of any transaction permitted under SECTION 7.04); or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license; or

     (l)       MATERIAL ADVERSE EFFECT.  There occurs a Material Adverse Effect;
or

     (m)       CHANGE OF CONTROL.  Any Change of Control occurs.

     8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

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PROVIDED that upon the occurrence of an any Event of Default under SECTION
8.01(f) or (g), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

     9.01      APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenant, function, responsibility, duty, obligation or liability shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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     9.03      LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04      RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that

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such notice is a "notice of default." The Administrative Agent will notify the
Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with ARTICLE VIII; PROVIDED that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement

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(whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and any resignation of the Administrative Agent.

     9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; PROVIDED that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE IX and SECTIONS 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative

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Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this SECTION 9.11.

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                                    ARTICLE X
                                  MISCELLANEOUS

     10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in SECTION 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to CLAUSE (iv) of the second proviso to this SECTION 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (e) change SECTION 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (g) release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything

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to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02     NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to CLAUSE (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

               (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
     SCHEDULE 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

               (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

     All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and
     (D) if delivered by electronic mail (which form of delivery is subject to the provisions of CLAUSE (c) below), when delivered; PROVIDED that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to ARTICLE II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower

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even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this SECTION 10.04 shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of

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Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this SECTION 10.05 shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07     SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of CLAUSE (b) of this Section, (ii) by way of participation in accordance with the

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provisions of CLAUSE (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of CLAUSE (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of CLAUSE (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in CLAUSE (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this CLAUSE (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in CLAUSE (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 (or such lesser amount as the Administrative Agent and the Borrower shall agree); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this CLAUSE (ii) shall not apply to rights in respect of Swing Line Loans; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; PROVIDED that no such recordation fee shall be payable in connection with an assignment from a Lender to an Affiliate of such Lender or an Approved Fund (as defined in CLAUSE (g) below) related to such Lender. Subject to acceptance and recording thereof by the Administrative Agent pursuant to CLAUSE (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with CLAUSE (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the

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Lenders, and the Commitments of, and principal amounts of the Loans and L/C
Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 10.01 that directly affects such Participant. Subject to CLAUSE (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to CLAUSE (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.09 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION
10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g)       As used herein, the following terms have the following meanings:

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               "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a
     Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed) and (ii) unless an Event of Default has occurred and is continuing, the Borrower (which approval of the Borrower is not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

               "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

               "APPROVED FUND" means any Fund that is administered or managed by
     (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under SECTION 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

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     (i)       Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to CLAUSE (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to SECTION 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to SECTION 2.04(c).

     10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) if the applicable Lender is an insurance company, to the National Association of Insurance Commissioners or any other similar organization to the extent requested in connection with a review of such Lender. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; PROVIDED that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the

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confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

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     10.13     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

               (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender

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     under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

               (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under SECTION 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 10.15(a); PROVIDED that if such Lender shall have satisfied the requirement of this
     SECTION 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this SECTION 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to SECTION 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

               (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this SECTION 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     10.16 AUTOMATIC DEBITS OF FEES. With respect to any interest, commitment fee, letter of credit fee or other fee due and payable to the Administrative Agent, the LC Issuer, the Swing Line Lender, Bank of America or the Arranger under the Loan Documents, the Borrower hereby irrevocably authorizes Bank of America to debit any deposit account of the Borrower with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the interest or fees then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     10.17 REPLACEMENT OF LENDERS. Under any circumstance set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to SECTION 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to SECTION 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to SECTION 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to SECTION 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

     10.18     GOVERNING LAW; JURISDICTION.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN CHICAGO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS

PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                     TELETECH HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            -----------------------------------

                                     BANK OF AMERICA, N.A., as
                                     Administrative Agent


                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------

                                     BANK OF AMERICA, N.A., as a Lender, L/C
                                     Issuer and Swing Line Lender


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     CIBC INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     THE NORTHERN TRUST COMPANY


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     WACHOVIA BANK, NATIONAL ASSOCIATION


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     KEY CORPORATE CAPITAL, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

                 LENDER                          COMMITMENT                    PRO RATA SHARE
------------------------------------------------------------------------------------------------
Bank of America, N.A.                                 $  25,000,000               29.411764704

CIBC Inc.                                             $  15,000,000               17.647058824

The Northern Trust Company                            $  15,000,000               17.647058824

Wachovia Bank, National Association                   $  15,000,000               17.647058824

Key Corporate Capital, Inc.                           $  15,000,000               17.647058824

Total                                                 $  85,000,000             100.000000000%

                                                                   SCHEDULE 5.05

                   SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

                                                                   SCHEDULE 5.06

                                   LITIGATION

                                                                   SCHEDULE 5.09


                              ENVIRONMENTAL MATTERS

                                                                   SCHEDULE 5.13

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

Part (a). SUBSIDIARIES.


Part (b). OTHER EQUITY INVESTMENTS.

                                                                   SCHEDULE 5.17

                          INTELLECTUAL PROPERTY MATTERS

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

                                                                   SCHEDULE 7.02

                              EXISTING INDEBTEDNESS

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,

                          CERTAIN ADDRESSES FOR NOTICES

TELETECH HOLDINGS, INC.:
9197 Peoria Street
Englewood, CO  80112
Attention: Karen Breen, Treasurer
Telephone:  303-397-8592
Facsimile:  303-397-8671
Electronic Mail: karen.breen@teletech.com

ADMINISTRATIVE AGENT:

ADMINISTRATIVE AGENT'S OFFICE
(FOR PAYMENTS AND REQUESTS FOR CREDIT EXTENSIONS):
Bank of America, N.A.
901 Main Street
TX1-492-14-14
Dallas, TX 75202-3714
Attention:  Jackie Harvey
Telephone:  214-209-2158
Facsimile:  214-290-9671
Electronic Mail: jacqueline.harvey@bankofamerica.com
Account No.:  1292000883
Ref:  TeleTech Holdings, Inc.
ABA# 111000012

OTHER NOTICES AS ADMINISTRATIVE AGENT:
Bank of America, N.A.
Agency Management
231 South LaSalle Street
Chicago, IL 60697
Attention:  David A. Johanson, Vice President
Telephone:  312-828-7933
Facsimile:  312-974-9102
Electronic Mail: david.johanson@bankofamerica.com

L/C ISSUER:
231 South LaSalle Street
Mail Code:  IL1-231-17-00
Chicago, IL 60697
Attention:  Riyaz Kaka, Vice President
Telephone:  312-923-5924
Facsimile:  312-974-0142
Electronic Mail: riyaz.n.kaka@bankofamerica.com

SWING LINE LENDER:
Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-14
Dallas, TX 75202-3714
Attention:  Jackie Harvey
Telephone:  214-209-2158
Facsimile:  214-290-9671
Electronic Mail: jacqueline.harvey@bankofamerica.com
Account No.: 1292000883
Ref: TeleTech Holdings, Inc.
ABA# 111000012

CIBC INC.

OPERATIONS CONTACT:

2727 Paces Ferry Road, Suite 120
2 Paces West, Building 2
Atlanta, GA 30339
Attention:  Kelli Jones
Telephone:  770-319-4821
Facsimile:  770-319-4950
Electronic Mail: Kelli.Jones@us.cibc.com

CREDIT CONTACT:

425 Lexington Avenue
New York, NY 10017
Attention:  Gerald Girardi
Telephone:  212-856-3649
Facsimile:  212-856-3991
Electronic Mail: Gerald.Girardi@us.cibc.com

THE NORTHERN TRUST COMPANY

OPERATIONS CONTACT:

801 S. Canal Street
Chicago, IL 60675
Attention:  Chelsea Buckner
            Loan Service Representative
Telephone:  312-444-5504
Facsimile:  312-444-3502
Electronic Mail: CDBS@ntrs.com

CREDIT CONTACT:

50 S. LaSalle Street
Chicago, IL 60675
Attention:  Edmund H. Lester
            Vice President
Telephone:  312-444-3527
Facsimile:  312-444-7028
Electronic Mail: ELI8@ntrs.com

KEY CORPORATE CAPITAL, INC.

OPERATIONS CONTACT:

431 E. Pancenter Blvd.
Boise, ID 83706
Attention:  Specialty Services Team
Telephone:  800-297-5518
Facsimile:  800-297-5494

CREDIT CONTACT:

127 Public Square
OH-01-27-0402
Cleveland, OH 44114
Attention:  Vijaya Kulkarni
            Portfolio Manager
Telephone:  216-689-0238
Facsimile:  216-689-8329
Electronic Mail: Vijaya_N_Kulkarni@keybank.com

WACHOVIA BANK, NATIONAL ASSOCIATION

OPERATIONS CONTACT:

201 S. College Street
NC1183
Charlotte, NC 28288
Attention:  Dianne Taylor

Telephone:  704-715-1876
Facsimile:  704-383-7999

CREDIT CONTACT:

301 S. College Street
Charlotte, NC 28288-0760
Attention:  Andy Phelps
            Vice President
Telephone:  704-383-7239
Facsimile:  704-383-7611
Electronic Mail: Andy.Phelps@wachovia.com

                                                                       EXHIBIT A

                          FORM OF REVOLVING LOAN NOTICE

                                                        Date: ___________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of October 29, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined) among TeleTech Holdings, Inc., a Delaware corporation (the "BORROWER"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests (select one):

     / / A Borrowing of Revolving Loans  / / A conversion or continuation of
                                         Revolving Loans
     1.   On _______________   (a Business Day).

     2.   In the amount of $_____________________.

     3.   Comprised of ________.
          [Type of Revolving Loans requested]

     4.   For Eurodollar Rate Loans: with an Interest Period of ____ months.

     [The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]


                                     TELETECH HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            -----------------------------------

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To:  Bank of America, N.A., as Swing Line Lender
     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of October 29, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined) among TeleTech Holdings, Inc., a Delaware corporation (the "BORROWER"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests a Swing Line Loan:

     1.   On _________________ (a Business Day).

     2.   In the amount of $____________.

     The Swing Line Loan requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.


                                     TELETECH HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            -----------------------------------

                                                                       EXHIBIT C

                                  FORM OF NOTE

                                                                   _______, 2002

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to _____________________ or registered assigns (the "LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under the Credit Agreement dated as of October 29, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined) among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in SECTION 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                                     TELETECH HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            -----------------------------------

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                      AMOUNT OF
                                                                     PRINCIPAL OR    OUTSTANDING
                                                        END OF         INTEREST       PRINCIPAL
                         TYPE OF        AMOUNT OF      INTEREST       PAID THIS        BALANCE       NOTATION
       DATE             LOAN MADE       LOAN MADE       PERIOD           DATE         THIS DATE      MADE BY
--------------------------------------------------------------------------------------------------------------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

-------------------  ---------------  -------------  ------------   -------------   -------------   ----------

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                          Financial Statement Date: ______, 200_

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of October 29, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined) among TeleTech Holdings, Inc., a Delaware corporation (the "BORROWER"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the____________________________of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

      [USE FOLLOWING PARAGRAPH 1 FOR FISCAL YEAR-END FINANCIAL STATEMENTS]
     1. Attached hereto as SCHEDULE 1 are the year-end audited financial statements required by SECTION 6.01(a) of the Agreement for the Fiscal Year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [USE FOLLOWING PARAGRAPH 1 FOR FISCAL QUARTER-END FINANCIAL STATEMENTS]

     1. Attached hereto as SCHEDULE 1 are the unaudited financial statements required by SECTION 6.01(b) of the Agreement for the Fiscal Quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

     [SELECT ONE:]

     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

     --OR--

     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

     4.   The representations and warranties of the Borrower contained in
ARTICLE V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in CLAUSES
(a) and (b) of SECTION 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to CLAUSES (a) and (b), respectively, of SECTION 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

     5. The financial covenant analyses and information set forth on SCHEDULE 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___ _____________________ ,200__.


                                     TELETECH HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            -----------------------------------

                For the Quarter/Year ended ___________________("STATEMENT DATE")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.   SECTION 7.10(a) - CONSOLIDATED NET WORTH.

     A.   Actual Consolidated Net Worth at Statement Date:     $________________

     B.   50% of Consolidated Net Income for each full Fiscal
          Quarter ending after the Closing Date (no reduction
          for losses):                                         $________________

     C.   Minimum required Consolidated Net Worth
          (Line IB. PLUS $276,000,000):                        $________________

     D.   Excess (deficient) for covenant compliance
          (Line I.A - I.C):                                    $________________

II.  SECTION 7.10(b) - FIXED CHARGE COVERAGE RATIO.

     A. Consolidated EBITDAR for the Computation Period ending on above date:

          1.   Consolidated Net Income for Computation Period: $________________

          2.   Consolidated Interest Charges for Computation
               Period:                                         $________________

          3.   Accrued taxes on or measured by income for
               Computation Period:                             $________________

          4.   Amounts treated as expenses for depreciation
               and the amortization of intangibles of any kind
               for Computation Period:                         $________________

          5.   Charges to Consolidated Net Income resulting
               from the application of SFAS 142 for
               Computation Period:                             $________________

          6.   Rental Expense for Computation Period:          $________________


          7.   Interest payments with respect to Synthetic
               Lease Obligations for Computation Period:       $________________

          8.   Non-recurring losses/gains resulting directly
               from or incurred directly as a consequence of
               the sale or closure of any operating facility
               by Borrower or any Subsidiary:                  $________________

          9.   Consolidated EBITDAR
               (Lines II.A.1 + 2 + 3 + 4 +5 +6 + 7 +/-8):      $________________

     B.   Consolidated Fixed Charges for Computation Period:

          1.   Consolidated Interest Charges for Computation
               Period:                                         $________________

          2.   Rental Expense for Computation Period:          $________________

          3.   Aggregate amount of payments of principal of
               Consolidated Funded Indebtedness (other than
               in respect of Capital Leases) scheduled to be
               made during Computation Period:                 $________________

          4.   Consolidated Fixed Charges
               (Lines II.B.1 + 2 + 3):                         $________________

     C.   Fixed Charge Coverage Ratio
           (Line II.A.9 DIVIDED BY Line II.B.4):                _____ to 1.0

          MINIMUM REQUIRED:                                     _____ to 1.0

III. SECTION 7.10(c) - LEVERAGE RATIO.


     A.   Total Debt as of the last day of Computation
          Period:                                              $________________

          1.   Consolidated Funded Indebtedness:               $________________

          2.   Five times Rental Expense for Computation
               Period:                                         $________________

          3.   Total Debt                                      $________________


     B.   Adjusted Consolidated EBITDAR for Computation
          Period:                                              $________________

     C.   Leverage Ratio
          (Line III.A.3 DIVIDED BY Line III.B):                 _______ to 1.0

          MAXIMUM PERMITTED:                                    _______ to 1.0

IV.  SECTION 7.10(d) - CAPITAL EXPENDITURES AND ACQUISITIONS

     A.   Capital Expenditures made during Fiscal Year:        $________________

     B.   Consideration paid in connection with Acquisitions
          during Fiscal Year (including assumed Indebtedness
          but excluding consideration paid in common stock of
          the Borrower):                                       $________________

     C.   Sum of IV.A and IV.B:                                $________________

          MAXIMUM PERMITTED:                                   $________________

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) the interest in and to all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that relates to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:         ______________________________
2.   Assignee:         ______________________________ [and is an
              Affiliate/Approved Fund of [IDENTIFY LENDER]]
3.   Borrower:         TeleTech Holdings, Inc.
4.   Administrative Agent:  Bank of America, N.A., as the administrative agent under the Credit Agreement
5.   Credit Agreement:     The Credit Agreement dated as of October 29, 2002
                           among TeleTech Holdings, Inc., the Lenders parties thereto and Bank of America, N.A., as Administrative
                           Agent
6.   Assigned Interest:

           Aggregate
           Amount of                        Amount of                   Percentage
          Commitments                      Commitments                 Assigned of
        for all lenders*                    assigned**                 commitments(1)
       --------------------------------------------------------------------------------
       $----------------                $----------------            --------------%
       $----------------                $----------------            --------------%
       $----------------                $----------------            --------------%

7.   [Trade Date:  __________________](2)
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                     ASSIGNOR
                                     [NAME OF ASSIGNOR]

                                     By:
                                         ---------------------------------------
                                         Title:

                                     ASSIGNEE
                                     [NAME OF ASSIGNEE]

                                     By:
                                         ---------------------------------------
                                         Title:

----------
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder

(2) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to and Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent


By:
   -------------------------------
   Title:


[Consented to:
TELETECH HOLDINGS, INC.


By:
   -------------------------------
   Title:]

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1.   REPRESENTATIONS AND WARRANTIES.

          1.1. ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                                                                       EXHIBIT F

                                FORM OF GUARANTY

                                                                       EXHIBIT H

                                     FORM OF
                                INCREASE REQUEST

                        _________________________, 20___

Bank of America, N.A., as Administrative Agent under the Credit Agreement referred to below

Ladies/Gentlemen:

     Please refer to the Credit Agreement dated as of October 29, 2002 among TeleTech Holdings, Inc. (the "Company"), various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

     In accordance with Section 2.14 of the Credit Agreement, the Company hereby requests an increase in the Aggregate Commitments from $__________ to $__________. Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________ as a Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [new] Lender.

                                     Very truly yours,

                                     TELETECH HOLDINGS, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           ------------------------------------

                              ANNEX I TO EXHIBIT H
                                     [Date]

Bank of America, N.A., as Administrative Agent under the Credit Agreement referred to below

Ladies/Gentlemen:

     Please refer to the letter dated __________, 20__ from TeleTech Holdings, Inc. (the "Company") requesting an increase in the Aggregate Commitments from $__________ to $__________ pursuant to Section 2.14 of the Credit Agreement dated as of October 29, 2002 among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

     The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

                                     Very truly yours,
                                     [NAME OF INCREASING LENDER]


                                     By:
                                        ----------------------------------------
                                     Title:
                                           ------------------------------------


Accepted as of

__________,____

BANK OF AMERICA, N.A., as
Administrative Agent


By:
   ----------------------------------
Name:
     -------------------------------
Title:
      --------------------------------

                                        3